UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                   INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.230.14a-12

                         THE FIRST PHILIPPINE FUND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         4) Date Filed:
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

                         THE FIRST PHILIPPINE FUND INC.
                               575 Madison Avenue
                            New York, New York 10022


                                                                    May 2, 2003

Dear Stockholder:

          You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of The First Philippine Fund Inc. (the "Fund") to be held on Wednesday, June 11, 2003 at 9:30 A.M., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

          The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.

          You will first be asked to approve an amendment to the Fund's Articles of Incorporation to lower the necessary stockholder vote to approve the liquidation and dissolution of the Fund. Then you will be asked to consider and act upon a proposal to liquidate all the assets of the Fund and dissolve the Fund, as set forth in the Plan of Liquidation (the "Plan") adopted by the Board of Directors of the Fund. The Board of Directors of the Fund is recommending a vote FOR approval of the amendment to the Fund's Articles of Incorporation and FOR approval of the liquidation and dissolution of the Fund, as more fully set forth in the Proxy Statement. These proposals and the reasons the Fund believes the proposals are in the stockholders' best interests are set forth in the attached Proxy Statement.

           Stockholders holding shares in a brokerage account ("street name") may vote their shares by telephone or through the Internet by following the instructions included with their proxy card. The Fund has retained a professional solicitation firm, Georgeson Shareholder Communications Inc., to assist you with the voting process. If you have any questions regarding the voting of your shares, please call toll-free at 1-800-293-7716.


         Thank you for your cooperation.



                                            Sincerely,


                                            Leopoldo M. Clemente, Jr.
                                            Executive Vice President and
                                            Managing Director

                         THE FIRST PHILIPPINE FUND INC.
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                  -------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2003
                                  -------------

         A Special Meeting of Stockholders of The First Philippine Fund Inc. (the "Fund"), a Maryland corporation, will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, on Wednesday, June 11, 2003 at 9:30 A.M., New York time, for the following purposes:

         1. To approve an amendment to the Fund's Articles of Incorporation to permit the liquidation and dissolution of the Fund to be approved by the affirmative vote of a majority of the outstanding shares of the Fund.

         2. To approve the Plan of Liquidation (the "Plan") adopted by the Board of Directors of the Fund, attached as Exhibit A, pursuant to which the Fund will be liquidated and dissolved.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has determined that the amendment to the Articles of Incorporation and the complete liquidation of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve the amendment to the Articles of Incorporation and the Plan. Subject to receipt of the requisite stockholder approval and the determination that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, stockholders remaining in the Fund can expect to receive one or more liquidating distributions, in cash, as soon as reasonably practicable. However, there is no minimum distribution to stockholders.

         When and if the Plan becomes effective (as further described in the Plan), the stockholders' respective interests in the Fund's assets will not be transferable by negotiation of the share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The Fund's transfer agent is American Stock Transfer & Trust Company. They can be reached at 800-937-5449. The Board of Directors has fixed the close of business on April 28, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

           Stockholders holding shares in a brokerage account ("street name") may vote their shares by telephone or through the Internet by following the instructions included with their proxy card. The Fund has retained a professional solicitation firm, Georgeson Shareholder Communications Inc., to assist you with the voting process. If you have any questions regarding the voting of your shares, please call toll-free at 1-800-293-7716.

                                By order of the Board of Directors,

                                Leopoldo M. Clemente, Jr.
                                EXECUTIVE VICE PRESIDENT AND
                                MANAGING DIRECTOR
Dated: May 2, 2003




                                    IMPORTANT

   UNLESS YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE SPECIAL MEETING, THEREBY SAVING YOUR FUND THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

   [BLANK PAGE]

                         THE FIRST PHILIPPINE FUND INC.
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                  -------------
                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2003
                                  -------------

                               GENERAL INFORMATION

GENERAL

         The Board of Directors of The First Philippine Fund Inc. (the "Fund") solicits the proxies of the holders of the Fund's common stock for use at the Special Meeting of Stockholders of the Fund (the "Special Meeting") to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, on Wednesday, June 11, 2003 at 9:30 A.M., New York time, and at any adjournments thereof. This Proxy Statement and the form of proxy enclosed herewith were first mailed to stockholders on or about May 2, 2003.

         The cost of soliciting the proxies will be borne by the Fund. Directors, officers and regular employees of the Fund may solicit proxies by telephone, telegram or personal interview. In addition, the Fund has retained the services of Georgeson Shareholder Communications Inc. to solicit proxies from stockholders. The cost of such services is estimated at $10,000 plus out-of-pocket expenses. The Fund will, upon request, bear the reasonable expenses of brokers, banks and their nominees who are holders of record of the Fund's shares of common stock on the record date incurred in mailing copies of this Notice of Special Meeting of Stockholders and Proxy Statement and the enclosed form of proxy to the beneficial owners of the Fund's shares of common stock.

           Stockholders holding shares in a brokerage account ("street name") may vote their shares by telephone or through the Internet by following the instructions included with their proxy card.The Fund has retained a professional solicitation firm, Georgeson Shareholder Communications Inc., to assist you with the voting process. If you have any questions regarding the voting of your shares, please call toll-free at 1-800-293-7716.

REVOCABILITY AND VOTING OF PROXY

           Any stockholder who executes and delivers a proxy may revoke it by delivering a later-dated proxy at any time prior to its use or by voting in person at the Special Meeting. If the enclosed proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. If no instructions are marked on the proxy, the proxy will be voted FOR approval of the amendment to the Fund's Articles of Incorporation and FOR approval of the Plan of Liquidation, and in accordance with the judgment of the persons appointed as proxies upon any other matter which may properly come before the Special Meeting.

         All proxies sent to the Fund to be voted at the Special Meeting will be voted if received prior to the Special Meeting. Votes shall be tabulated by the Fund's transfer agent, American Stock Transfer & Trust Company. A quorum is constituted by the presence in person or represented by proxy of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the Special Meeting. Stockholders should note that while votes to abstain and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will count toward establishing a quorum, passage of any proposal being considered at the Special Meeting will occur only if a sufficient number of votes are cast for the proposal. Accordingly, votes to abstain, broker
"non-votes" and votes against a proposal will have the same effect in determining whether the proposals are approved.

         In the event that the necessary quorum to transact business is not obtained at the Special Meeting, or in the event that a sufficient number of votes in favor of any proposal set forth in the Notice of Special Meeting of Stockholders are not received prior to the Special Meeting, the persons named in the enclosed form of proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the session of the Special Meeting to be adjourned. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, but the vote required to approve a proposal is not obtained, the persons named in the enclosed form of proxy will vote in favor of such adjournment those proxies which are required to be voted in favor of the proposal for which further solicitation of proxies is made. They will vote against any such adjournments those proxies which are required to be voted against such proposal for which further solicitation of proxies is made. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

RECORD DATE AND VOTING RIGHTS

         Only holders of issued and outstanding shares of the Fund's common stock of record at the close of business on April 28, 2003 are entitled to notice of, and to vote at, the Special Meeting. Each such holder is entitled to one vote per share of common stock so held on all business to be transacted at the Special Meeting and any adjournments thereof. There is one class of stock. As of the record date, there were 9,732,600 shares of common stock outstanding.

         COPIES OF THE FUND'S ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. ANNUAL AND SEMI-ANNUAL REPORTS MAY BE ORDERED BY WRITING CLEMENTE CAPITAL, INC., 575 MADISON AVENUE, NEW YORK, NEW YORK 10022 OR CALLING (800) 937-5449.

         PROPOSAL NO. 1: AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION

BACKGROUND

         Under Maryland law, certain extraordinary corporate actions, including a liquidation and dissolution of a corporation, require approval of two-thirds of the outstanding shares of the corporation. Maryland law, however, provides that a corporation's articles of incorporation may provide for a greater vote for such actions or a lesser vote, as long as the lesser vote is not lower than a majority of the corporation's outstanding shares.

         The Fund's current Articles of Incorporation contain a provision requiring the affirmative vote of at least 75% of the Fund's outstanding shares to approve the Fund's liquidation and dissolution. The Fund's current Articles of Incorporation also include a provision that reduces the two-thirds requirement for extraordinary actions (including liquidations and dissolutions) to a majority, except as otherwise provided in the Fund's Articles of Incorporation (e.g., the 75% vote described above). Therefore, if the Fund's Articles of Incorporation are amended to eliminate the provision requiring the affirmative vote of at least 75% of the Fund's outstanding shares to approve the Fund's liquidation and dissolution, the approval of only a majority of the Fund's outstanding shares will be necessary to approve the Fund's liquidation and dissolution.

         Pursuant to the Fund's current Articles of Incorporation, amending the Fund's Articles of Incorporation to eliminate the provision requiring the affirmative vote of at least 75% of the Fund's outstanding shares to approve the Fund's liquidation and dissolution requires the vote of at least 75% of the Fund's outstanding shares, unless the amendment is approved by 75% of the total number of directors of the Fund, in which case the amendment requires the approval of a majority of the Fund's outstanding shares.

         At a special meeting of the Board of Directors held on March 27, 2003, more than 75% of the members of the Board of Directors approved an amendment to the Fund's Articles of Incorporation to eliminate the 75% vote requirement for the Fund's liquidation and dissolution, and directed that the amendment be presented to the stockholders at the Special Meeting. As indicated above, the amendment to the Articles of Incorporation will permit the Fund's liquidation and dissolution to be approved by the affirmative vote of a majority of the Fund's outstanding shares.

         In particular, at the March 27, 2003 Board of Directors meeting, the Board of Directors advised, approved and recommended that stockholders adopt the following amendment to the Fund's Articles of Incorporation:

         The Articles of Incorporation of the Fund are hereby amended by deleting the following provision from Article Seventh:

                  "(iv)  a liquidation or dissolution of the Corporation,"

 THE BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors believes that approval of the proposed amendment by the stockholders is advisable and will enable the Fund to limit expenses and avoid delays that might otherwise be incurred if the Fund were required to obtain 75% approval for the liquidation and dissolution.

EFFECT OF AMENDMENT

         If Proposal No. 1 is approved, appropriate Articles of Amendment (incorporating the amendment set forth above) will immediately be filed with the State Department of Assessment and Taxation of Maryland while the Special Meeting is in progress, so that the amendment will be effective with respect to stockholder approval of the liquidation and dissolution. Thus, the amendment will allow the liquidation and dissolution to be approved by the affirmative vote of a majority, rather than 75%, of the outstanding shares of the Fund.

         If stockholders do not approve the amendment, the approval of 75% of the outstanding shares of the Fund will be necessary to approve the liquidation and dissolution. Approval of the amendment is not contingent upon stockholder approval of the liquidation and dissolution.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the outstanding shares of the Fund entitled to vote thereon is needed to approve the amendment to the Fund's Articles of Incorporation. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund will constitute a quorum. For purposes of the vote on the amendment, abstentions and broker non-votes will have the same effect as a vote against the amendment, but will be counted toward the presence of a quorum. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the amendment to the Fund's Articles of Incorporation.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF THE FUND VOTE
           FOR THE AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION

         PROPOSAL NO. 2: ADOPTION OF PLAN TO LIQUIDATE AND DISSOLVE THE FUND

BACKGROUND

         The Fund is a non-diversified, closed-end management investment company, which was incorporated under the laws of the State of Maryland on September 11, 1989 and is registered under the Investment Company Act of 1940 (the "Act"). Shares of common stock of the Fund were first offered to the public in November 1989 and have been listed on the New York Stock Exchange, Inc. ("NYSE") since that time under the symbol "FPF." The Fund seeks long-term capital appreciation through investment primarily in equity securities of Philippine incorporated companies which generate at least 50% of their revenue from operations within the Republic of the Philippines.

         Since July 2001, the Board has been engaged in examining various options concerning the Fund, including liquidation, open-ending or conducting one or more tender offers to purchase shares of the Fund. In July 2002, the Board allowed a vote by stockholders on liquidation at the Fund's 2002 annual meeting of stockholders held on October 31, 2002. For reasons stated in its July 26, 2002 press release and its October 1, 2002 proxy statement, the Board recommended against liquidation of the Fund at that time, believing it would not be in the stockholders' best long-term interests. At the October 31, 2002 meeting, the Fund's stockholders rejected the liquidation proposal.

THE BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors of the Fund, after thorough consideration, has decided to recommend the liquidation and dissolution of the Fund. At a special meeting held on March 27, 2003, the Board decided to recommend liquidation and dissolution because it believes that such course of action now would be in the stockholders' best interests. In so recommending the Board cited the following factors: since the time of the October 1, 2002 proxy statement, investor sentiment on the Philippine market has been dampened by a variety of factors, including protracted geopolitical and market uncertainty over a possible, and now current, war in Iraq, recent domestic terrorist attacks, ongoing insurgency and domestic security concerns and a wider-than-expected budget deficit. Liquidity and trading volume on the Philippine market have declined markedly for a number of months, and the peso has steadily weakened against the dollar since last summer.

         From July 26, 2002 through March 21, 2003, the Philippine Composite Index declined 14.6% in U.S. dollar terms and the Fund's NAV dropped 15.4%. The Fund has consequently steadily shrunk in size and had net assets of approximately $25.2 million as of March 21, 2003. The Fund's annualized expense ratio has risen to 3.96% as of March 21, 2003.

         The Fund's most recent Annual Report for its fiscal year ended June 30, 2002 contains audited financial statements and financial highlights detailing the performance of the Fund. The market price and discount of the Fund's market price from its NAV for the last two years and the nine-month period ending March 31, 2003 is set forth in Exhibit B.

         Therefore, in analyzing the situation the Fund faces today, the Board has concluded that, in light of global and Philippine market instability and uncertainty, the Fund's small size and high expense ratio make a liquidation now to be in the stockholders' best interests. Liquidation will allow stockholders to realize net asset value for their investment in the Fund.

         The Board has reached this decision with considerable regret, because the Board continues to have confidence in the long-term prospects for the Philippine economy. However, the Board's primary duty is to the Fund's stockholders and the Board believes it is in the stockholders' best interests to now recommend this course of action.

         Consequently, the Board has authorized a vote by stockholders on the attached Plan, which would be implemented promptly in the event of stockholder approval. The Plan is attached as Exhibit A to this Proxy Statement. If the Plan is approved by stockholders, the Fund's assets will be sold, creditors will be paid or reserves for such payments will be established, the net proceeds of such sales will be distributed to stockholders in cash, pro rata in accordance with their shareholdings, and the Fund will file Articles of Dissolution with the State of Maryland. Therefore, in the event of a liquidation, the Fund's stockholders will receive net asset value for their shares without any discount from market price.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF THE
                FUND VOTE FOR APPROVAL OF THE PLAN OF LIQUIDATION

REQUIRED VOTE

         IF THE AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION IS APPROVED, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE FUND ENTITLED TO VOTE THEREON IS NEEDED TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND. If the amendment is not approved, the affirmative vote of the holders of 75% of the outstanding shares of the Fund entitled to vote thereon is needed to approve the liquidation and dissolution of the Fund. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund will constitute a quorum. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.

SUMMARY OF PLAN OF LIQUIDATION

         The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

         1. Effective Date of the Plan and Cessation of the Business of the Fund. The Plan will become effective (the "Effective Date") seven days after its adoption and approval by the stockholders of the Fund.

         Following the Effective Date, the Fund (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert its assets to cash; (ii) will not engage in any business activities except for the purposes of winding up the business and affairs of the Fund, preserving the value of assets of the Fund and distributing its assets to stockholders after the payment of (or reservation of assets for payment of) all liabilities and obligations of the Fund; and (iii) the Fund will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund. (Plan, Sections 2 and 5)

         2. Closing of Books and Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Fund will be closed and the Fund's shares will cease to be traded on the NYSE. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect for any reason or is otherwise terminated, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates. (Plan, Section 3)

         3. Liquidating Distribution. The distribution of the Fund's assets will be made in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities and obligations as the Board of Directors reasonably deem to exist against the assets of the Fund on the Fund's books on the First Distribution date. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. The amount of the First Distribution, if it will be declared and paid, currently is uncertain. Any subsequent distributions, if necessary, will consist of cash from any assets remaining after the payment of liabilities and obligations, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

         Each stockholder will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. All stockholders will receive information concerning the sources of the liquidating distribution.
(Plan, Section 7)

         4. Expenses. The Fund will bear all expenses incurred by it in carrying out the Plan. The liabilities of the Fund relating to the Plan are estimated at no more than $100,000, which includes legal, printing, mailing, soliciting and miscellaneous expenses, whether or not the liquidation and dissolution contemplated by the Plan are effected. (Plan, Section 8)

         5. Amendment to the Plan. The Plan provides that the Board shall have the authority to authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to carry out the purposes of the Plan. (Plan, Section 10)

 LIQUIDATION DISTRIBUTIONS

         Prior to completion of the liquidation, the Fund will send to its stockholders of record a letter of transmittal for the purpose of exchanging each stockholder's Fund shares for liquidation distributions. Stockholders whose shares are held in the name of their broker or other financial institution will receive their distributions through their nominee firms.

         If the Plan is adopted, the Fund anticipates that its shares will stop trading on the NYSE on the Effective Date. Prior to that time, the right of a stockholder to sell his or her Fund shares on the NYSE will not be impaired.

GENERAL INCOME TAX CONSEQUENCES

         The following is only a general summary of the United States federal income tax consequences of the Plan and is limited in scope. This summary is based on the federal tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of certain federal income tax provisions on the Fund resulting from its liquidation and dissolution, the Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of a liquidating distribution will be as set forth below.

         The payment of liquidation distributions will be a taxable event to stockholders. Each stockholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution he or she receives. Each stockholder will recognize gain or loss in an amount equal to the difference between (a) the stockholder's adjusted basis in the Fund shares, and
(b) such liquidation distribution. The gain or loss will be capital gain or loss to the stockholder if the Fund shares were capital assets in the stockholder's hands and generally will be long-term if the Fund shares were held for more than one year before the liquidation distribution is received. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

         The foregoing summary is generally limited to the material federal income tax consequences to stockholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to stockholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. This summary also does not address state or local tax consequences. Because the income tax consequences for a particular stockholder may vary depending on individual circumstances, each stockholder is urged to consult his or her own tax adviser concerning the federal, state and local tax consequences of receipt of a liquidation distribution.

 IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT AND MARYLAND LAW

         On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (the "Commission") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. (Plan, Section 11)

         The Fund will prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments. The Fund will file any and all other reports, documents and instruments necessary to terminate the regulation of the Fund and its business and affairs by the Commission and to dissolve the Fund under Maryland law, including the filing with the State of Maryland of Articles of Dissolution. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

APPRAISAL RIGHTS

         Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan. (Plan, Section 14)

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of April 28, 2003, no person owned of record or, to the knowledge of management, beneficially owned more than 5% of the outstanding shares of the Fund.

                      INVESTMENT ADVISER AND ADMINISTRATOR

THE INVESTMENT ADVISER

         Clemente Capital, Inc. (the "Adviser"), a New York corporation, has its principal office at 575 Madison Avenue, New York, New York 10022. Lilia C. Clemente, President, Chief Executive Officer and a Director of the Fund, is Chairman, Chief Executive Officer and a Director of the Adviser. Leopoldo M. Clemente, Jr., an Executive Vice President and Managing Director of the Fund, is President, Chief Investment Officer and a Director of the Adviser. In addition to Mr. and Mrs. Clemente, the Adviser's Directors are Salvador Diaz-Verson, Jr., President of Diaz-Verson Capital Investments, Inc., an investment advisory firm located in Columbus, Georgia and Robert J. Christian, Chief

Investment Officer of Wilmington Trust Company, a bank and trust company. Mrs. Clemente owns approximately 60% of the outstanding common stock of the Adviser and Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, owns 24% of the outstanding common stock. The address for Mr. and Mrs. Clemente is 575 Madison Avenue, New York, New York 10022. The address for Mr. Diaz-Verson is 1200 Brookstone Centre Parkway, Suite 105, Columbus, Georgia 31904. The address for Mr. Christian is 1100 North Market Street, Wilmington, Delaware 19890.

THE PHILIPPINE ADVISER

         PNB Investments Limited (the "Philippine Adviser") was organized in November 1988 under the laws of Hong Kong and has its principal offices at 110-116 Queen's Road, Central Hong Kong. The Philippine Adviser is a wholly-owned subsidiary of PNB International Finance Limited, which is a wholly-owned subsidiary of Philippine National Bank ("PNB"). PNB, the fifth largest bank in the Philippines, is 44.98% owned by the Philippine Government, through shareholdings of the Republic of the Philippines and the Philippine Deposit Insurance Corporation (PDIC); 44.98% by various companies and individuals representing interests of Mr. Lucio C. Tan, and 10.04% held by the public. Under the Articles of Incorporation of PNB, an eleven member, stockholder elected board of directors directs the affairs and business of PNB, manages and preserves its properties and assets and exercises its corporate powers. PNB serves as trustee of certain of the Fund's Philippine securities pursuant to a Trust Agreement between PNB and the Fund dated November 7, 1989. The Philippine Adviser's Directors are Cielo M. Salgado (Chairman), Feliciano L. Miranda, Jr., Alejandro R. Roces, Rosalinda U. Casiguran, Domingo T. Chua, Florencia G. Tarriela and Luis K. Lokin. The address of all of the Directors is:
PNB Financial Center, President Diosdado Macapagal Boulevard, Pasay City, Metro Manila, Philippines.

 THE ADMINISTRATOR

         PFPC Inc., the Fund's administrator, has its principal office at 103 Bellevue Parkway, Wilmington, Delaware 19809.

                                   LITIGATION

         The Fund is a defendant in a purported class action lawsuit entitled WALTER S. BAER, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, V. THE FIRST PHILIPPINE FUND INC. (Index No. 2002-122369) which was filed on October 10, 2002 in the Supreme Court of the State of New York, County of New York. Plaintiff alleges that there was a purported agreement between the Fund and "plaintiff and all other Fund shareholders" that, if certain conditions were met, "the Fund would take timely action to allow shareholders to realize NAV for their shares." Plaintiff claims that, among other things, he and the other class members are entitled to specific performance of this alleged agreement.

         Such litigation is at a preliminary stage. The Fund believes that the lawsuit is without merit and will continue to vigorously contest the litigation. The Fund does not believe that liquidation and dissolution will be contingent upon, or materially affected by, the lawsuit.

                                  MISCELLANEOUS

         As of the date of this Proxy Statement, management does not know of any other matters that will come before the Special Meeting. In the event that any other matter properly comes before the Special Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

                                By order of the Board of Directors,

                                Leopoldo M. Clemente, Jr.
                                EXECUTIVE VICE PRESIDENT AND
                                MANAGING DIRECTOR

Dated: May 2, 2003

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                                                                       EXHIBIT A
               THE FIRST PHILIPPINE FUND INC. PLAN OF LIQUIDATION

         This Plan of Liquidation ("Plan") of The First Philippine Fund Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland and registered as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and termination of the Fund in conformity with all provisions of Maryland law and the Fund's Articles of Incorporation and By-Laws.

         WHEREAS, the Fund's Board of Directors, on behalf of the Fund, has determined that the stockholders should vote on whether to liquidate and dissolve the Fund; and

         WHEREAS, the Board of Directors adopted this Plan as the method of liquidating and dissolving the Fund and directed that this Plan be submitted to stockholders of the Fund for their consideration;

         NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

          1. Effective Date of Plan. The Plan shall be and become effective seven days after the adoption and approval of the Plan by the stockholders in the manner and by the vote required by Maryland law and the Fund's Articles of Incorporation. Such date is hereinafter called the "Effective Date."

          2. Cessation of Business. After the Effective Date, the Fund shall cease its operations, and thereafter, shall not engage in any business activities except for the purposes of liquidating and preserving the value of the Fund's assets and distributing such assets to the Fund's stockholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment of) all liabilities and obligations of the Fund.

          3. Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed and the Fund's shares will cease to be traded on the New York Stock Exchange. Thereafter, unless the books are reopened because the Plan cannot be carried into effect for any reason or is otherwise terminated, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of stock certificates.

          4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL"). Specifically, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records.

          5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

          6. Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of liquidating distribution provided for in Section 7 below.

          7. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund's books on the First Distribution date. Any subsequent distributions, if necessary, will consist of cash from any assets remaining after payment of liabilities and obligations, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

               Each stockholder will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. All stockholders will receive information concerning the sources of the liquidating distribution.

          8. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

          9. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act or any other applicable laws.

               The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

         10. Amendment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to carry out the purposes to be accomplished by the Plan.

         11. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the Securities and Exchange Commission.

         12. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be liquidated and terminated in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation, including, but not limited to, the preparation and filing of Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

         13. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

         14. Appraisal Rights. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

                                                                       EXHIBIT B

         The shares of the Fund currently trade on the New York Stock Exchange, Inc. ("NYSE") The following table shows the history of public trading of the Fund's shares, by quarter, for the last two fiscal years and the nine month period ending March 31, 2003, as reported on the NYSE.

                                                                                            PERCENTAGE (DISCOUNT) OF
                            NET ASSET VALUE (NAV)                 MARKET PRICE                MARKET PRICE FROM NAV
                            ---------------------               -----------------           ------------------------
   QUARTER ENDED              HIGH         LOW                  HIGH          LOW               HIGH          LOW
   -------------            --------    ---------               ------     --------           --------    ----------
    09/30/00                  $5.19      $4.56                  $4.06       $3.38             (26.02)%     (19.40)%
    12/31/00                   4.45       3.83                   3.75        3.00             (26.20)       (4.58)
    03/31/01                   4.87       4.06                   3.94        3.20             (24.12)       (4.66)
    06/30/01                   4.07       3.76                   3.50        3.08             (21.45)      (14.00)
    09/30/01                   3.72       3.07                   3.15        2.60             (18.18)      (12.01)
    12/31/01                   3.08       2.73                   2.67        2.28             (16.56)      (10.39)
    03/31/02                   3.77       3.13                   3.44        2.74             (13.67)       (8.75)
    06/30/02                   3.79       3.19                   3.48        2.78             (13.13)       (6.95)
    09/30/02                   3.29       2.93                   2.93        2.51             (15.20)       (8.06)
    12/31/02                   2.91       2.59                   2.52        2.22             (17.89)      (13.04)
    03/31/03                   2.80       2.51                   2.42        2.12             (16.79)       (7.63)
---------------------------------------------------------------------------------------------------------------------------

         On April 25, 2003, the high, low and closing prices of the shares of the Fund quoted on the NYSE were $2.53, $2.45 and $2.45, respectively. The closing price on such date was at a discount of (8.58)% from the net asset value of $2.68 per share.

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

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

                            [BACK COVER--BLANK PAGE]

                         THE FIRST PHILIPPINE FUND INC.

                                    P R O X Y

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 SPECIAL MEETING OF STOCKHOLDERS - JUNE 11, 2003



         The undersigned hereby appoints Leopoldo M. Clemente, Jr. and John Espiritu, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of The First Philippine Fund Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of The First Philippine Fund Inc. to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on Wednesday, June 11, 2003 at 9:30 A.M., New York time, and at any adjournments thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.





          (Continued, and to be signed and dated, on the reverse side)







                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                         THE FIRST PHILIPPINE FUND INC.

                                  June 11, 2003

                Please Detach and Mail in the Envelope Provided

|X| Please mark your votes as in this example.

1.       Approval of Amendment to Articles of Incorporation:

         FOR ~ AGAINST ~ ABSTAIN ~

2.       Approval of Plan of Liquidation:

         FOR ~ AGAINST ~ ABSTAIN ~

3. In their discretion on any other business which may properly come before the meeting or any adjournments thereof:



                                                     Please sign exactly as your
                                                     name or names appear above.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give your full title as
                                                     such.

                                             -----------------------------
                                             (Signature of Stockholder)

                                             -----------------------------
                                             (Signature of Joint Owner, if any)

                                             Date _________________, 2003


Please Sign and Return Promptly in Enclosed Envelope.  No Postage is Required.